EXHIBIT 5.2

[LETTERHEAD OF SULLIVAN & CROMWELL LLP]

September 8, 2006

Health Care Property Investors, Inc.,
3760 Kilroy Airport Way, Suite 300,

Long Beach, California 90806.

Ladies and Gentlemen:

We are acting as special counsel to Health Care Property Investors, Inc., a Maryland corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”).  The Registration Statement registers senior debt securities, warrants and other rights, common stock of the Company (the “Shares”), preferred stock of the Company, depositary shares representing preferred stock, stock purchase contracts and units comprised of two or more of the foregoing (the foregoing securities being referred to herein as the “Securities”).

In connection with the filing of the Registration Statement, we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1)           Debt Securities Issued Under an Indenture.  The Indenture, dated as of September 9, 1993, relating to the senior debt securities, between the Company and The Bank of New York, as trustee, has been duly executed and delivered by the Company.  When the Registration Statement has become effective under the Act, when the terms of the debt securities to be issued under the Indenture (the “Indenture Securities”) and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Indenture Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any stock purchase contracts or units that may be issued under the Indenture relating to the debt securities.

(2)           Depositary Shares.  When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

(3)           Warrants or Other Rights.  When the Registration Statement has become effective under the Act, when the terms of the warrant or other rights agreements under which certain of the warrants or other rights are to be issued have been duly established and the warrant or other rights agreements have been duly executed and delivered, when the terms of such warrants or other rights and of their issuance and sale have been duly established in conformity with the applicable warrant or other rights agreement and when such warrants or other rights have been duly executed and authenticated in accordance with the applicable warrant or other rights agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants or other rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The warrants or other rights covered by the opinion in this paragraph include any warrants or other rights that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but do not include any Indenture Securities.

(4)           Stock Purchase Contracts.  When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which certain of the stock purchase contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such stock purchase contracts have been duly  executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but do not include any Indenture Securities.

(5)           Units.  When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The units covered by the opinion in this paragraph include any units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities, but do not include any Indenture Securities.

We further note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.  In the case of a Security denominated in a foreign currency, under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on such Security would be required to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.  We have assumed, without independent verification, that the Indenture relating to the senior debt securities has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the stock purchase contracts, if applicable, will have been duly authorized by the Company, and will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine.  We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon conversion, exchange, exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.  Finally, we have assumed that the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.  Nor are we expressing an opinion as to securities of any parties other than the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP